EXHIBIT 23(b)

KPMG PEAT MARWICK THORNE                          Telephone No. (604) 691-3000
CHARTERED ACCOUNTANTS                             (604) 691-3031
BOX 10426
777 DUNSMUIR STREET
VANCOUVER, BC V7Y 1K3
CANADA

ACCOUNTANTS' CONSENT


To the Directors of
GST Telecommunications, Inc.
(formerly Greenstar Telecommunications Inc.)


We consent to incorporation by reference in the registration statement filed on November 14, 1996 on Form S-3 of GST Telecommunications, Inc. (formerly
Greenstar Telecommunications Inc.) of our report dated December 8, 1994, relating to the consolidated balance sheets of GST Telecommunications, Inc. as of September 30, 1994 and the related consolidated statements of operations and deficit and cash flows for the thirteen months ended September 30, 1994 and for the year ended August 31, 1993, which report appears in the September 30, 1995 Annual Report on Form 20-F of GST Telecommunications, Inc., and to the reference to our firm as experts in the registration statement.


KPMG

Chartered Accountants
Vancouver, Canada
November 14, 1996

Member Firm of
Klynveld Peat Marwick Goerdeler